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                                                                   EXHIBIT 10(B)


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, made and entered into on this the ____ day of _______________, 1998, by and between____________________________, a corporation organized and existing under the laws of the State of __________________ (hereinafter for convenience referred to as the "Employer"), and Forrest Travis (hereinafter for convenience referred to as the "Employee"), as follows:


                              W I T N E S S E T H:


                  WHEREAS, the Employer desires to employ the Employee and the Employee desires to become employed by Employer.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:


                  1. The Employer will employ the Employee, and the Employee agrees to remain in the employ of the Employer, as an employee-at-will until this Agreement is terminated in accordance with Section 21 hereof.


                  2. During the continuation of this Agreement, the Employee shall devote such portion of his/her time during business hours (or as might be reasonably expected, anticipated or customary for the nature of the employment of the Employee) as Employee and Employer shall agree for the benefit of the Employer, either working directly for the Employer or indirectly for its benefit by devoting his/her time and attention to other activities from which the Employer can derive a material benefit. The Employee shall use his/her best efforts to promote the interests and welfare of the Employer in every way. The Employee shall exercise and carry out all such duties and powers and shall observe all such directions and restrictions as the Board of Directors of the Employer or their delegate may, from time to time, confer or impose upon him or her.


                  3. The Employee, as compensation for his/her services, shall be entitled to a salary of Two Hundred Thousand Dollars ($200,000) per year, payable monthly, during the term of this Agreement, plus such increases thereto as may from time to time be agreed between the Employer (and approved by the Board of Directors of Employer) and the Employee. Employee may also receive bonuses in excess of the salary set forth herein above, as well as, when eligible, any fringe benefits generally established for employees of the Employer and such other fringe benefits as may be granted by the Board of Directors of the Employer provided, however, that it is expressly agreed that such bonuses and/or fringe benefits may be provided from time to time by Employer at its sole discretion, and the scope and nature of such bonuses and/or fringe benefits may be changed and/or eliminated by Employer at any time. It is expressly understood and agreed by the parties hereto that such bonuses and/or fringe benefits are not an obligation of the Employer hereunder, nor shall it be construed that the Employee is entitled hereunder to receive any such bonuses and/or fringe benefits.


                  4. In the event the Employee becomes disabled, as hereinafter defined, the Employer will continue to pay the Employee his/her full monthly salary for a period of three (3) months from the commencement of such disability, and for the next three (3) months, he/she will be compensated at the rate of fifty percent (50%) of his/her monthly salary, at which time his/her salary shall terminate, provided, however, that all amounts otherwise payable to Employee pursuant to this Section 4 shall be reduced, on a monthly basis, by all amounts received by Employee as proceeds from disability insurance policies, the premiums of which were paid by the Employer, whether such premiums were paid directly by the Employer or indirectly through a medical expense reimbursement plan and by any amounts payable under retirement plan of the Employer from time to time in effect for the Employee.



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                  The term "disability" shall mean the inability to perform
substantially all of the duties required of the Employee by the Employer because of mental or physical illness or accident for a continuous period of 120 days. Successive periods of sickness or injury or disability due to the same or related shall be considered as one period of disability unless such period is separated by the Employee's return to employment for twelve (12) months or longer. Should the Employee recover partially from such disability so that he/she can be productive to the Employer, the Board of Directors of the Employer will discuss with the Employee terms upon which the Employee may be reemployed by the Employer at compensation level to be agreed upon at that time.


                  5. The Employee shall be entitled to fifteen (15) working days of vacation time during each fiscal year; and may, in his discretion, take vacations at any time during the year subject to the demands of his/her employment, and the Employee will coordinate his/her vacations with other employees of the Employer at least one month in advance of such vacation.


                  In addition, the Employee shall be entitled to such holidays as Board of Directors may approve.


                  6. The Employee shall be provided a designated place of work and such other facilities and services as may be suitable to his/her position and adequate for the performance of his/her duties and, if appropriate to the nature of the work performed by Employee, may be provided with an office, stenographic and technical help. The Employee may be expected to travel from time to time.


                  7. The Employee is encouraged and is expected from time to time to attend meetings, conventions, and other courses and seminars, related to the business of Employer and to the nature of the employment of Employee, in furtherance of his/her service to the Employer. Employee may be allowed a reasonable amount of time, at the discretion of the President of Employer, for attendance at such meetings or classes. The Employer agrees to pay reasonable expenses for travel and other costs incurred by the Employee in connection with such activities as shall be authorized and approved by the Board of Directors.


                  8. The Employee is encouraged and is expected, from time to time, to incur reasonable expenses for promoting the business the Employer, including expenses for civic club membership participation, entertainment, travel, and similar items. The cost of such activities shall be at the expense of the Employer.


                  9. Employee shall hold in confidence and shall not, during term of this Agreement or after its termination, use (other than in connection with the performance of services under the Agreement) communicate or divulge to any other person, persons, entity, partnership or corporation (except for marketing purposes only during the term the Agreement) any proprietary information of Employer or its affiliated companies including, but not limited to, business plans, customer identity, financial information, product details, employment terms, etc. Justification for disregarding the obligations of confidentiality by using any such information to, conduct a search of publicly available documents and information, selecting a series of unrelated items and fitting them together in an integrated disclosure shall not be permitted.


                  10. Employee shall at all times treat as confidential, shall not at any time disclose, copy, duplicate, record, otherwise reproduce, in whole or in part, in any form (including electronic storage), or otherwise make available to any unauthorized person or source, the contents of manual, document, or other technical information or writing provided by or behalf of Employer.


                  11. Should Employee conceive, make, design, develop, devise or invent any process, device, equipment or technology for use in conjunction with the business of the Employer, or as a development, improvement or modification of any aspect of the business of Employer, whether or not patentable or subject to copyright law, then Employee shall promptly disclose same to Employer fully and in writing and shall sell to Employer all of his/her right, title interest in said process, device, equipment or technology, including patent rights or copyrights, if any, for the sum of TEN DOLLARS and, whenever requested to do so by Employer, shall execute all applications and/or other documents, and shall otherwise provide proper assistance, which Employer shall deem necessary to protect, defend or

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enforce Employer's interest therein. These obligations shall continue beyond the termination of the Agreement with respect to processes, devises, equipment or technology was conceived, made or developed during the term of the Agreement.


                  12. Upon termination of Employee's employment, however caused, Employee will deliver to the Employer, without retaining copies, notes or excerpts thereof, all records, lists, notes, data, customer lists, memoranda, designs, drawings, models, and all other documents or materials made or compiled by Employee, or made available to Employee by the Employer during Employee's employment, which are in Employee's possession and/or control and which are the property of the Employer or which relate to Employee's employment or to the business, activities, or facilities of the Employer.


                  13. Employee agrees that, during Employee's employment with the Employer, Employee will not engage, either on Employee's own behalf or on behalf of or with any other person, firm, corporation or other entity, directly or indirectly, in any business competitive with the business of the Employer.


                  14. In the event that Employee's employment with the is terminated, whether said termination is voluntary or involuntary and regardless of the reason therefor, Employee will not (i) for a period of two (2) years after said termination either for Employee's own benefit or for or on behalf of any other party, engage in any business competitive with the Employer. During the period after Employee's employment is terminated and for so long as Employee is prohibited competing with Enviroq Corporation pursuant to this Section 14, Employer shall pay to Employee, in accordance with its payroll practices, the sum of $50, 000 per annum; provided, however, that Employer shall not be required to make such payments if (i) Employee is in violation of any of the non-competition contained in this Agreement, or (ii) if this Agreement terminated by Employer pursuant to subparagraphs 21a., or 21e., hereof.


                  15. In addition to the obligations contained in Section 14 above, in the event Employee's employment with the Employer is terminated, whether said termination is voluntary or involuntary and regardless of the reason therefor, Employee will not, period of two (2) years after said termination:


                  (i) In any way interfere with the Employer's relationships with any of its customers who have done business with the Employer during the last five years of the Employee's employment with the Employer;


                  (ii) Solicit, place, accept, or aid in the solicitation, placement, or acceptance of any business competitive with Employer's from or for any person, partnership, corporation, or other entity who has been a customer of the Employer;


                  (iii) Solicit, place, accept, or aid in the solicitation, placement, or acceptance of any competitive with Employer from or for any person, partnership, corporation, or other entity with Employee had any contact as an employee of the Employer which was a prospective customer of the Employer during the last five years of the Employee's employment with the Employer.


                  16. As used in this Agreement, engaging in any competitive business shall include engaging in business as owner, stockholder, partner or agent, or as employee of any person, firm or corporation engaged in such business, or in being interested, directly or indirectly, in any such business conducted by any person, firm or corporation.


                  17. Employee agrees that Employee shall not, during Employee's employment with the Employer and for the period of two (2) years thereafter, directly or indirectly, induce or attempt to induce any employee of the Employer, at the time they are employed by Employer, to leave such employment or to gain or seek employment elsewhere, and Employee shall not, during such period, whether or not Employee has engaged in any such inducement,

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employ any who has been employed by the Employer and who had access during said employment to the confidential business information of the Employer.


                  18. Employee agrees and acknowledges that any breach by Employee of his/her obligations under any of Sections 11 through 15, inclusive, or Section 17 above, will cause severe and irreparable harm to the Employer for which the Employer will have no adequate remedy at law, due in part to the inability to ascertain and measure precisely the monetary damages resulting from any such breach. Employee further agrees and acknowledges that the Employer shall be entitled, in addition to any other and additional and equitable relief to which it may be entitled to temporary and permanent injunctive relief restraining and prohibiting the Employee from engaging in or committing any breach or breach of any of Sections 11 through 15, inclusive, or Section 17 above.


                  19. In any action brought to enforce this Agreement, the scope of any term or provision hereof shall be modified or reduced to such extent, and only to such extent, as is necessary to render such term or provision enforceable. Should any term or hereof (even if modified or reduced as hereinabove provided) be held contrary to, prohibited by or invalid under applicable laws or regulations, such term or provision shall be inapplicable and deemed omitted here from, but shall not invalidate the remaining terms and provisions hereof.


                  It is the intent of the parties respecting Sections 12 through 18 to enter into a reasonable non-competition agreement for the maximum period and of the maximum extent enforceable under Alabama law as consideration for continued employment of the Employee by the Employer after the date of execution hereof, and if said geographic or chronological restrictions should be deemed unreasonable by a court; of competent jurisdiction, the parties intend that such court should, in light of the facts and circumstances, reform this agreement specifying the maximum permissible scope (in time, location and subject matter) in the provisions of Sections 12 through 18 shall be enforceable against the Employee.


                  20. The Employee agrees to observe and comply with the and regulations of the Employer as adopted by the Employer's Board of Directors, either orally or in writing, respecting the performance of his/her duties, and to carry out and to perform orders, directions and policies announced to him or her by the Employer from time to time, either orally or in writing.


                  21. The employment of Employee shall be terminated upon the happening of any of the following events:


                  a. If the Employee is charged with the commission of a felony under the laws of any state or the United States;


                  b. Whenever the Employer and the Employee shall mutually agree in writing to terminate this Agreement;


                  c. If the Employee shall suffer a permanent disability. For purpose of this Agreement, "permanent disability" shall be defined as the Employee's inability, by reason of physical or mental illness, or other cause, to perform the majority of his/her usual duties for a period of six (6) months or more;


                  d. Notwithstanding any of the provisions of Agreement, upon at least thirty (30) days prior written notice served by either the Employer or the Employee upon the other;


                  e. Upon the death of the Employee.


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                  Except as otherwise provided in Section 14, upon any
termination, the Employee shall be entitled to receive only the compensation accrued but unpaid as of the date of his/her termination and shall not be entitled to additional compensation, except in case of any termination of employment of the Employee by Employer under Section 21(d) which is not for good cause, the Employer shall pay to the Employee, on the first day of each of 12 months beginning after notice was given under Section 21(d) amount equal to one-twelfth (1/12) of the basic annual salary which the Employee was earning at the time of the giving of such notice, without any bonus except for that which may be due on account of the immediately prior fiscal year of the Employer.


                  22. This Agreement is conditioned upon the approval of a majority of the members of the Board of Directors serving in capacity at the date of execution of this Agreement.


                  23. This Agreement shall not be modified or amended except a writing signed by both parties.


                  24. This Agreement shall be binding upon and inure to the benefit of any successor to the Employer and such successor be deemed substituted for the Employer under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, employer or other business entity which at any time, whether by merger, purchase or otherwise, acquires or substantially all the assets of the business of the Employer.


                  This Agreement shall also be binding upon and inure to the benefit of the Employee, his/her heir., executors and administrators.


                  25. This Agreement shall be subject to and construed under laws of the State of Florida.


                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATTEST:


By:/s/                                 By:/s/
   ---------------------------------      ------------------------------------
               Secretary                              President


                                                     ("EMPLOYEE")


By:/s/                                 By:/s/
   ---------------------------------      ------------------------------------
                                                     Forrest Travis



   ---------------------------------
              As To Employee